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                                                                   EXHIBIT 4.7


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT WITH RESPECT TO THE SECURITIES AND SUCH SALE, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS MADE IN ACCORDANCE WITH SUCH REGISTRATION STATEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SALE, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION DOES NOT VIOLATE THE PROVISIONS OF SUCH ACT SHALL HAVE BEEN FURNISHED TO THE COMPANY.

                                                          Date: December 9, 1998

No. 98-121                                                       60,000 Warrants


                        WARRANT AGREEMENT AND CERTIFICATE

   To Subscribe for and Purchase Common Stock, Par Value $0.001 Per Share, of

                               LINKON CORPORATION


         1. THIS CERTIFIES that, for value received, WOODLAND PARTNERS, with an address at 68 Wheatley Road, Brookville, NY 11545,or permitted assigns (the "Holder") is the owner of the number of Warrants set forth above, each of which entitles the Holder to purchase from Linkon Corporation, a Nevada corporation (herein called the "Company"), at any time during the period commencing on the date hereof through the close of business on the fifth anniversary of the date hereof (the "Exercise Period") one share of common stock, par value $0.001 per share, of the Company ("Common Stock"), at a price of $0.50 (the "Initial Exercise Price"), subject to the adjustments and conditions hereinafter set forth.

         2. The Warrants evidenced hereby may be exercised by the Holder, in whole or in part, by the surrender of this Warrant Agreement and Certificate, duly endorsed (unless endorsement is waived by the Company), at the principal office of the Company, 140 Sherman Street, Fairfield, Connecticut 06430 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at its last address appearing on the books of the Company) and upon payment to it of the Exercise Price (as defined below) for the Warrants so exercised. The Company agrees that the shares of Common Stock purchased upon the exercise of the Warrants shall be deemed to be issued to the Holder on the date on which this Warrant Agreement and Certificate shall have been surrendered and the Exercise Price paid as aforesaid; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive such shares as the record holder thereon on such date, but such surrender shall be effective to constitute the person entitled to receive such shares as the record holder thereof



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for all purposes immediately after the opening of business on the next succeeding day on which such stock transfer books are open. The certificates for such shares shall be delivered to the Holder within a reasonable time, not exceeding ten days, after Warrants evidenced hereby shall have been so exercised and a new Warrant Agreement and Certificate evidencing the number of Warrants, if any, remaining unexercised shall also be issued to the Holder within such time unless such Warrants shall have expired. No fractional shares of capital stock of the Company, or scrip for any such fractional shares, shall be issued upon the exercise of any Warrants.

         The above provisions are, however, subject to the following:

         (a) Exercise Price. The Initial Exercise Price of $0.50 per share shall be subject to adjustment from time to time as hereinafter provided (such price or price as last adjusted being herein called the "Exercise Price").

         (b) Subdivision of Stock. If, at any time after the Date of Issuance, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock, or by a subdivision or split-up, then, concurrently with the effectiveness of such event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the Exercise Price in effect immediately prior to such event shall be decreased by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares issuable upon exercise of each Warrant immediately prior to such increase and the denominator of which shall be the number of shares issuable on exercise of each Warrant immediately after such increase.

         (c) Combination of Stock. If, at any time after the Date of Issuance, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, concurrently with the effectiveness of such event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the Exercise Price in effect immediately prior to such event shall be increased by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares issuable upon exercise of each Warrant immediately prior to such decrease and the denominator of which shall be the number of shares issuable on exercise of each Warrant immediately after such decrease.

         (d) Reorganization, Reclassification, Consolidation, Merger or Sale. In the event, at any time after the Date of Issuance, of any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any change in the Common Stock, other than as a result of the issuance thereof in connection with such



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merger or consolidation) or the sale or other disposition of substantially all the properties and assets of the Company as an entirety to any other person, each Warrant shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be exercisable into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this paragraph 2(d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

         (e) Notice of Adjustment. Upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, which notice shall be signed by the chief financial officer of the Company and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of the Warrants evidenced hereby, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (f)      Other Notices.  In case at any time:

                  (1) the Company shall declare any cash dividend upon its Common Stock payable at a rate in excess of the last regular cash dividend theretofore paid;

                  (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (4) there shall be any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company, (a) at



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least 20 days' prior written notice of the date on which the books of the
Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date on which any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. The failure to give or receive the notice required by paragraph 2(e) or 2(f) hereof or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

         (g) Taxes on Exercise. The issuance of stock certificates on exercise of the Warrants represented hereby shall be made without charge to the Holder for any issue tax in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of stock in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (h) Company to Provide Stock. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued stock or its issued stock held in its treasury, or both, for the purpose of effecting the conversion of the Warrants represented hereby, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of these Warrants; and if at any time such number of shares of Common Stock shall not be sufficient to effect the conversion of these Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to, or otherwise acquire, such number of shares as shall be sufficient for such purpose.

         3.       Cashless Exercise.

                  (a) At any time during the Exercise Period, the Holder may, at its option, exchange the Warrants represented by this Warrant Agreement and Certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable shares of Common Stock determined in accordance with this paragraph 3, by surrendering such Warrant at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of shares of Common Stock to be exchanged and the date on



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                                      - 5 -

which the Holder requested such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on or, as soon as practicable after, the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company or, as soon as practicable thereafter (the "Exchange Date"). Certificates for the shares of Common Stock issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the number of Warrants, if any, remaining unexercised shall be issued as of the Exchange Date or, as soon as practicable thereafter, and delivered to the Holder within three days following the Exchange Date. In connection with any Warrant Exchange, the Holder's Warrant shall represent the right to subscribe for and acquire the number of shares of Common Stock (rounded to the next highest integer) equal to (x) the number of shares of Common Stock specified by the Holder in its Notice of Exchange (the "Total Share Number") less (y) the number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price per share by (ii) the Current Market Price (as hereinafter defined) of a share of Common Stock.

                  (b) As used herein, the phrase "Current Market Price" at any date shall be the average of the last reported sale prices for the 20 trading days, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq SmallCap System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq SmallCap System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, ending two days immediately preceding the date of the Notice of Exchange.

         4. Rights of Holder. This Warrant Agreement and Certificate shall not entitle the holder hereof any voting rights or other right as a shareholder of the Company.

         5. Non-transferability of this Warrant Agreement and Certificate. This Warrant Agreement and Certificate, the Warrants evidenced hereby and any shares of Common Stock of the Company issued upon any exercise hereof may not be assigned or transferred except in compliance with applicable law, including, without limitation, applicable federal and state securities laws.

         6.         Representations and Warranties

                  (a) Representations and Warranties of the Company. The Company represents and warrants that it has all requisite power and authority to (i) execute, deliver, and perform its obligations under this Warrant Agreement and Certificate and (ii) to issue, sell and deliver the Warrants evidenced hereby to the Holder, and upon due exercise of the Warrants evidenced hereby in accordance with the terms hereof, to issue, sell and deliver the shares of Common Stock (the "Warrant Shares") underlying the Warrants evidenced by this Warrant Agreement and Certificate. All necessary corporate proceedings of the Company have been duly taken to authorize the execution,



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delivery, and performance of this Warrant Agreement and Certificate. This
Warrant Agreement and Certificate has been duly authorized by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (b) Representations and Warranties of the Holder. The Holder represents and warrants that:

                 (i) The Holder has the power and authority to execute and deliver this Warrant Agreement and Certificate, to consummate the transactions contemplated hereby and to take all other actions required to be taken by it pursuant to the provisions hereof; and this Warrant Agreement and Certificate is valid, binding and enforceable upon the Holder in accordance with its terms.

                 (ii) The Holder is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                 (iii) The Company has made available to the Holder all information which the Holder deemed material to making an informed investment decision in connection with its acquisition of the Warrants and the Warrant Shares or the Holder is in a position regarding the Company which has enabled the Holder to obtain information from the Company necessary to evaluate the merits and risks of an investment in the Warrants and the Warrant Shares.

                 (iv) The Holder has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect its interests in connection with the investment contemplated by this Warrant Agreement and Certificate, and the Holder's investment in the Company hereunder is not material when compared to the Holder's total financial capacity.

                 (v) The Holder understands the various risks of an investment in the Company as proposed under this Warrant Agreement and Certificate and can afford to bear such risks, including, but not limited to, the risks of losing the entire investment.

                 (vi) The Holder has been advised by the Company that the Warrants and the Warrant Shares have not been registered under the Securities Act, that the Securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws. In particular, the Holder agrees that no sale, assignment, or transfer of any of the Warrants or the Warrant Shares shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Warrants or the Warrant Shares is registered under the Securities Act, it being understood that the Warrants and the Warrant Shares are not currently registered for sale and that the Company has no obligation or intention to so register the



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Warrants or the Warrant Shares or (ii) such Warrants or Warrant Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. The Holder acknowledges that the Warrants and the Warrant Shares shall be subject to stop transfer orders and the certificates evidencing the Warrants and the Warrant Shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned, or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned, or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws."

                 (vii) The Holder is acquiring the Warrants and the Warrant Shares for the Holder's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

         7. Lost, Stolen or Mutilated Certificates. Upon receipt of any evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Agreement and Certificate, and in case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory to the Company, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Company at its expense will issue and deliver to the Holder a new Warrant Agreement and Certificate of like tenor, in lieu of such lost, stolen or mutilated certificate.

         8. Law Governing. This Warrant Agreement and Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to conflicts of law principles.

         9. Entire Agreement; Modification. This Warrant Agreement and Certificate contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except in a writing duly signed by the party against whom enforcement of the modification or amendment is sought.




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                                      - 8 -
         IN WITNESS WHEREOF, LINKON CORPORATION has caused this Warrant Agreement and Certificate to be signed by a duly authorized officer under its corporate seal, and this Warrant Agreement and Certificate to be dated the date first above written.

                                                 LINKON CORPORATION


Attest:                                          By: /s/ Thomas V. Cerabona
                                                    ----------------------------
                                                    Its:  Vice President

 /s/ Daniel Grossner
 ---------------------------


                                                     WOODLAND PARTNERS



                                                 By: /s/ Barry Rubenstein
                                                    ----------------------------
                                                    Its:

Attest:



 /s/ Robin Suekoff
 ---------------------------